SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                       ------------------------

                             FORM 8-A/A-2

              AMENDING FORM 8-A DATED DECEMBER 10, 1987,
                      AS AMENDED ON JULY 29, 1993

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                PURSUANT TO SECTION 12(b) OR (g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

                          SALANT CORPORATION
        -----------------------------------------------------
        (Exact name of registrant as specified in its charter)

            DELAWARE                                     13-3402444
-----------------------------------------          -----------------------
(State of incorporation or organization)               (I.R.S. Employer
                                                       Identification No.)

        1114 Avenue of the Americas
            New York, New York                              10036
-----------------------------------------          -----------------------
 (Address of principal executive offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class registered          Name of each exchange on which
                                        each class is registered
------------------------------          -------------------------------

Preferred Stock Purchase Rights           New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                 None
----------------------------------------------------------------------

                           (Title of Class)


            This Amendment No. 2 amends and supplements the registration statement on Form 8-A, dated December 10, 1997, as amended on July 29, 1993 (the "Registration Statement"), filed by Salant Corporation, a Delaware corporation (the "Company"), in connection with a Rights Agreement, dated as of December 8, 1997, as amended (the "Rights Agreement"), between the Company and The Chase Manhattan Bank, N.A. All terms used herein, unless otherwise defined, shall have the same meanings herein as set forth in the Rights Agreement.

Item 1.    Description of Securities to be Registered.

            The second sentence of the fifth paragraph of Item 1 of the Registration Statement is amended and restated to read in its entirety as follows:

                  "The Rights will expire at the close of business on
            December 23, 2002 unless earlier redeemed by the Company as described below."

Item 2.    Exhibits.

           1. Rights Agreement, dated as of December 8, 1987, between Salant Corporation and The Chase Manhattan Bank, N.A., as Rights Agent.(FN1)

           2.   Third Amended Disclosure Statement, dated May 12, 1993.(FN2)

           3. Third Amended Joint Chapter 11 Plan of Reorganization of the Company and Denton Mills, Inc.(FN3)

           4. Form of First Amendment to the Rights Agreement between the Company and Mellon Securities Trust Company.(FN4)

           5. Form of Second Amendment to the Rights Agreement between the Company and Mellon Securities Trust
                Company.

           6.   Form of Right Certificate (included in Exhibit 5 as
                Attachment 1).

--------
[FN]
1    Incorporated by reference to Exhibit 1 to the Company's
     Registration Statement on Form 8-K filed with the Securities and Exchange Commission on December 10, 1987.

2    Incorporated by reference to Exhibit 1 to the Company's
     Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 28, 1993.

3    Incorporated by reference to Exhibit 2 to the Company's
     Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 28, 1993.

4    Incorporated by reference to Exhibit 2 to the Company's
     Registration Statement of Form 8-A/A-1 filed with the Securities and Exchange Commission on July 29, 1993.


                               SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    SALANT CORPORATION

                                  By:  /s/  Todd Kahn
                                      ----------------------------------
                                      Name:   Todd Kahn
                                      Title:  Executive Vice President &
                                              General Counsel

Date:  January 14, 1998




                             EXHIBIT INDEX

  Exhibit                      Description                          Page
  -------                      -----------                          ----

    1      Rights  Agreement,  dated as of  December 8, 1987,        N/A
           between   Salant   Corporation   and   The   Chase
           Manhattan Bank, N.A., as Rights Agent.(FN1)

    2      Third Amended Disclosure Statement,  dated May 12,        N/A
           1993.(FN2)

    3      Third   Amended   Joint   Chapter   11   Plan   of        N/A
           Reorganization  of the Company  and Denton  Mills,
           Inc.(FN3)

    4      Form of First  Amendment  to the Rights  Agreement        N/A
           between the Company  and Mellon  Securities  Trust
           Company.(FN4)

    5      Form of Second  Amendment to the Rights  Agreement        4
           between the Company  and Mellon  Securities  Trust
           Company.

    6      Form of Right Certificate (included in Exhibit 5 as       5
           Attachment 1).

[FN]
1    Incorporated by reference to Exhibit 1 to the Company's
     Registration Statement on Form 8-K filed with the Securities and Exchange Commission on December 10, 1987.

2    Incorporated by reference to Exhibit 1 to the Company's
     Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 28, 1993.

3    Incorporated by reference to Exhibit 2 to the Company's
     Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 28, 1993.

4    Incorporated by reference to Exhibit 2 to the Company's
     Registration Statement of Form 8-A/A-1 filed with the Securities and Exchange Commission on July 29, 1993.